Exhibit 99.1

News Release	Marshall & Ilsley Corporation 770 North Water Street Milwaukee, WI 53202 414 765-7700 Main 414 298-2921 Fax mibank.com

For Release:	Immediately
Contact:	Greg Smith, senior vice president, chief financial officer 414 765-7727
Dave Urban, vice president, director of investor relations 414 765-7853

MARSHALL & ILSLEY CORPORATION REPORTS NET INCOME OF $0.32 PER
DILUTED SHARE FOR 2008 THIRD QUARTER

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Net interest income increased 9 percent compared to the third quarter of 2007.

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Wealth Management total revenue rose 7 percent over the same period last year.

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Provision for loan and lease losses of $155 million driven by continued deterioration in housing market.

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Allowance to loan ratio maintained at 2.05 percent.

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Capital strength and liquidity provides significant cushion in uncertain environment.

Milwaukee, Wis. – October 15, 2008 – Marshall & Ilsley Corporation (NYSE: MI) (M&I) today reported 2008 third quarter net income of $83.1 million, or $0.32 per share, as compared to income from continuing operations of $173.7 million, or $0.65 per share, in the third quarter of 2007.

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During the third quarter of 2008, the Corporation experienced continued stress on its construction and development portfolio due to the ongoing deterioration in the housing market.

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Provision for loan and lease losses totaled $155 million, exceeding net charge-offs of $152 million.

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Allowance to loan ratio was maintained at 2.05 percent—up 104 basis points versus the third quarter of 2007.

2008 Third Quarter Key Performance Highlights

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On an acquisition-adjusted basis, average loans and leases increased 10 percent over the third quarter of 2007.

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Net interest margin fell 8 basis points on a linked quarter basis and was down 1 basis point from the third quarter of 2007.

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Net interest income increased 9 percent compared to the same period last year.

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Wealth Management total revenue increased 7 percent over the third quarter of 2007.

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Adjusted efficiency ratio was 52.0 percent, up 0.7 percentage points on a linked quarter basis.

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Tangible common equity ratio was 7.0 percent at September 30, 2008—up 60 basis points from September 30, 2007.

Loan and Core Deposit Growth

On an acquisition-adjusted basis, M&I’s average loans and leases totaled $50.0 billion for the third quarter of 2008, reflecting an increase of $4.4 billion or 10 percent compared to the third

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quarter of 2007. The Corporation’s average bank-issued deposits totaled $29.1 billion for the third quarter of 2008, decreasing $0.6 billion or 2 percent on an acquisition-adjusted basis, versus the same period last year. M&I’s demand deposits totaled $5.9 billion for the third quarter of 2008, increasing $173 million or 3 percent compared to the third quarter of 2007.

Net Interest Income

The Corporation’s net interest income (FTE) rose $37.3 million to $447.5 million in the third quarter of 2008—up 9 percent compared to the third quarter of 2007. The net interest margin was 3.06 percent, down 8 basis points on a linked quarter basis, and 1 basis point from the same period last year.

Asset Quality

M&I’s construction and development portfolio continued to experience deterioration in the estimated collateral values and repayment abilities of some of the Corporation’s customers, particularly among small and mid-sized local developers. M&I’s provision for loan and lease losses was $155.0 million in the third quarter of 2008. Net charge-offs for the period were $152.3 million, or 1.21 percent of total average loans and leases. At September 30, 2008 and 2007, the allowance for loan and lease losses was 2.05 percent and 1.01 percent, respectively, of total loans and leases. Non-performing loans and leases were 2.70 percent of total loans and leases at September 30, 2008, compared to 1.01 percent at September 30, 2007.

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Wealth Management Revenue

Wealth Management total revenue was $71.3 million for the current quarter, an increase of $4.8 million or 7 percent over the third quarter of 2007. Assets Under Management finished the quarter at $24.4 billion and Assets Under Administration ended at $101 billion.

Other Non-Interest Income

M&I’s service charges on deposits were $36.7 million for the third quarter of 2008, an increase of $5.8 million or 19 percent from the same period last year.

Non-Interest Expense

The Corporation’s non-interest expense was $360.0 million for the third quarter of 2008, a decrease of $20.4 million on a linked quarter basis. After adjusting for approximately $15 million of losses related to financial market disruption, M&I’s efficiency ratio was 54.6 percent. Further adjusting for credit-related expenses that include other real estate owned, the Corporation’s efficiency ratio was 52.0 percent—up 0.7 percentage points on a linked quarter basis.

Year-to-Date Results

M&I reported a net loss of $164.4 million, or $0.63 per share, as compared to income from

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continuing operations of $521.4 million, or $1.97 per share, for the nine months ended September 30, 2008 and 2007, respectively.

Balance Sheet and Capital Management

The Corporation’s consolidated assets and common shareholders’ equity were $63.5 billion and $6.5 billion, respectively, at September 30, 2008, compared to $60.8 billion and $7.0 billion, respectively, at September 30, 2007. Tangible book value per share was $16.71 at September 30, 2008. There were 260.0 million common shares outstanding at September 30, 2008, compared to 267.1 million outstanding at September 30, 2007. The Corporation has a Stock Repurchase Program authorization under which up to 12 million shares of the Corporation’s common stock can be repurchased annually. In the third quarter of 2008, the Corporation did not repurchase any shares. M&I’s tangible common equity ratio was 7.0 percent at September 30, 2008—up 60 basis points from September 30, 2007.

Conference Call

Marshall & Ilsley Corporation will hold a conference call at 11:00 a.m. Central Daylight Time Wednesday, October 15, regarding third quarter results. For those interested in listening, please call 1-888-711-1825 and ask for M&I’s quarterly results release conference call. If you are unable to join us at this time, a replay of the call will be available beginning at 2:30 p.m. on October 15 and will run through 5:00 p.m. October 22, by calling 1-800-642-1687 and entering pass code 636 89 134.

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Supplemental financial information referenced in the conference call can be found at www.micorp.com, Investor Relations, after 8:00 a.m. on October 15.

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About Marshall & Ilsley Corporation

Marshall & Ilsley Corporation (NYSE: MI) is a diversified financial services corporation headquartered in Milwaukee, Wis., with $63.5 billion in assets. Founded in 1847, M&I Marshall & Ilsley Bank is the largest Wisconsin-based bank, with 193 offices throughout the state. In addition, M&I has 52 locations throughout Arizona; 32 offices in Indianapolis and nearby communities; 31 offices along Florida’s west coast and in central Florida; 15 offices in Kansas City and nearby communities; 24 offices in metropolitan Minneapolis/St. Paul, and one in Duluth, Minn.; and one office in Las Vegas, Nev. M&I’s Southwest Bank subsidiary has 17 offices in the greater St. Louis area. M&I also provides trust and investment management, equipment leasing, mortgage banking, asset-based lending, financial planning, investments, and insurance services from offices throughout the country and on the Internet (www.mibank.com or www.micorp.com). M&I’s customer-based approach, internal growth, and strategic acquisitions have made M&I a nationally recognized leader in the financial services industry.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements include, without limitation, statements regarding expected financial and operating

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activities and results that are preceded by, followed by, or that include words such as “may,” “expects,” “anticipates,” “estimates” or “believes.”  Such statements are subject to important factors that could cause M&I’s actual results to differ materially from those anticipated by the forward-looking statements.  These factors include (i) M&I’s exposure to the volatile commercial and residential real estate markets, which could result in increased charge-offs and increases in M&I’s allowance for loan and lease losses to compensate for potential losses in its real estate loan portfolio, (ii) adverse changes in the financial performance and/or condition of M&I’s borrowers, which could impact repayment of such borrowers’ outstanding loans, (iii) M&I’s ability to maintain required levels of capital, (iv) fluctuation of M&I’s stock price, and (v) those factors referenced in Item 1A. Risk Factors in M&I’s annual report on Form 10-K for the year ended December 31, 2007 and in M&I’s quarterly report on Form 10-Q for the quarter ended June 30, 2008, and as may be described from time to time in M&I’s subsequent SEC filings, which factors are incorporated herein by reference.  Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect only M&I’s belief as of the date of this press release.  Except as required by federal securities law, M&I undertakes no obligation to update these forward-looking statements or reflect events or circumstances after the date of this report.

Marshall & Ilsley Corporation
Financial Information
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		Percent	September 30,		Percent
	2008	2007	Change	2008	2007	Change
PER SHARE DATA
Diluted:
Income (Loss) from Continuing Operations	$0.32	$0.65	-50.8%	($0.63)	$1.97	n.m.	%
Net Income (Loss)	0.32	0.83	-61.4	(0.63)	2.49	n.m.

Basic:
Income (Loss) from Continuing Operations	0.32	0.66	-51.5	(0.63)	2.02	n.m.
Net Income (Loss)	0.32	0.84	-61.9	(0.63)	2.54	n.m.

Dividend Declared	0.32	0.31	3.2	0.95	0.89	6.7
Book Value	25.12	26.45	-5.0	25.12	26.45	-5.0
Shares Outstanding (millions):
Average - Diluted	259.2	266.3	-2.7	259.1	264.2	-1.9
End of Period	260.0	267.1	-2.6	260.0	267.1	-2.6

INCOME STATEMENT ($millions)

Net Interest Income (FTE)	$447.5	$410.2	9.1%	$1,339.6	$1,218.5	9.9%
Provision for Loan and Lease Losses	155.0	41.5	273.2	1,187.3	84.7	1301.7

Wealth Management	71.3	66.5	7.3	218.0	192.8	13.1
Service Charge on Deposits	36.7	30.9	18.8	110.3	88.6	24.4
Mortgage Banking	5.5	6.5	-15.3	21.5	28.6	-24.9
Net Investment Securities Gains	1.0	8.9	-88.9	27.2	29.9	-9.3
Other	69.3	70.5	-1.7	205.1	185.5	10.6
Total Non-Interest Revenues	183.8	183.3	0.3	582.1	525.4	10.8

Salaries and Employee Benefits	184.0	166.8	10.3	545.3	485.9	12.2
Occupancy and Equipment	31.7	27.7	14.4	94.1	83.2	13.1
Intangible Amortization	6.0	5.4	10.6	17.9	15.1	18.6
Other	138.3	93.6	47.8	398.9	284.6	40.1
Total Non-Interest Expenses	360.0	293.5	22.7	1,056.2	868.8	21.6

Tax Equivalent Adjustment	6.8	7.0	-3.6	20.9	21.1	-1.1
Pre-Tax Income (Loss)	109.5	251.5	-56.5	(342.7)	769.3	n.m.
Provision (Benefit) for Income Taxes	26.4	77.8	-66.1	(178.3)	247.9	n.m.
Income (Loss) from Continuing Operations	83.1	173.7	-52.1	(164.4)	521.4	n.m.
Discontinued Operations, net of tax:
Separation Transaction Costs	-	(4.0)		-	(6.7)
Metavante Net Income	-	50.2		-	142.3
Discontinued Operations, net of tax	-	46.2		-	135.6
Net Income (Loss)	$83.1	$219.9	-62.2%	($164.4)	$657.0	n.m.	%

KEY RATIOS

Net Interest Margin (FTE) / Avg. Earning Assets	3.06%	3.07%	3.10%	3.14%
Interest Spread (FTE)	2.65	2.43	2.63	2.49

Based on Income from Continuing Operations
Efficiency Ratio	57.0%	49.9%	55.7%	50.5%
Return on Assets	0.52	1.19	n.m.	1.24
Return on Equity	5.07	10.19	n.m.	10.70

Based on Net Income
Return on Assets	0.52%	1.47%	n.m. %	1.52%
Return on Equity	5.07	12.91	n.m.	13.48

Equity / Assets (End of Period)	10.2%	11.6%	10.2%	11.6%

Marshall & Ilsley Corporation
Financial Information
(unaudited)

	As of September 30,		Percent
	2008	2007	Change
ASSETS ($millions)
Cash & Due From Banks	$982	$1,034	-5.0%
Trading Securities	163	48	237.7
Short - Term Investments	137	717	-80.8
Investment Securities	7,383	7,179	2.9
Loan to Metavante	-	982	n.m.
Loans and Leases:
Commercial Loans & Leases	15,711	13,569	15.8
Commercial Real Estate	17,519	15,689	11.7
Residential Real Estate	10,029	9,700	3.4
Home Equity Loans & Lines	5,053	4,304	17.4
Personal Loans and Leases	2,105	1,707	23.3
Total Loans and Leases	50,417	44,969	12.1
Reserve for Loan & Lease Losses	(1,031)	(453)	127.9
Premises and Equipment, net	542	470	15.4
Goodwill and Intangibles	2,237	1,824	22.6
Other Assets	2,671	2,638	1.3
Total Assets of Continuing Operations	63,501	59,408	6.9
Assets of Discontinued Operations	-	1,360	n.m.
Total Assets	$63,501	$60,768	4.5%

LIABILITIES & SHAREHOLDERS' EQUITY ($millions)
Deposits:
Noninterest Bearing	$6,359	$5,559	14.4%
Bank Issued Interest Bearing Activity	13,444	13,816	-2.7
Bank Issued Time	9,146	8,566	6.8
Total Bank Issued Deposits	28,949	27,941	3.6
Wholesale Deposits	11,091	6,467	71.5
Total Deposits	40,040	34,408	16.4
Short - Term Borrowings	7,820	9,835	-20.5
Long - Term Borrowings	8,161	8,142	0.2
Other Liabilities	988	1,410	-29.9
Liabilities of Discontinued Operations	-	(49)	n.m.
Shareholders' Equity	6,492	7,022	-7.5
Total Liabilities & Shareholders' Equity	$63,501	$60,768	4.5%

	Three Months Ended			Nine Months Ended
	September 30,		Percent	September 30,		Percent
	2008	2007	Change	2008	2007	Change
AVERAGE ASSETS ($millions)
Cash & Due From Banks	$892	$1,022	-12.7%	$908	$1,007	-9.8%
Trading Securities	144	49	196.0	162	50	226.3
Short - Term Investments	387	393	-1.8	363	313	16.0
Investment Securities	7,509	7,388	1.6	7,718	7,436	3.8
Loan to Metavante	-	982	n.m.	-	982	n.m.
Loans and Leases:
Commercial Loans & Leases	15,513	13,265	17.0	15,342	12,983	18.2
Commercial Real Estate	17,361	15,408	12.7	17,144	14,873	15.3
Residential Real Estate	10,169	9,577	6.2	10,313	9,377	10.0
Home Equity Loans and Lines	5,027	4,248	18.3	4,845	4,255	13.9
Personal Loans and Leases	1,962	1,612	21.8	1,882	1,558	20.7
Total Loans and Leases	50,032	44,110	13.4	49,526	43,046	15.1
Reserve for Loan & Lease Losses	(1,083)	(444)	143.9	(775)	(434)	78.9
Premises and Equipment, net	533	467	14.0	521	455	14.6
Goodwill and Intangibles	2,239	1,823	22.8	2,242	1,712	30.9
Other Assets	2,411	1,892	27.4	2,304	1,739	32.6
Total Assets of Continuing Operations	63,064	57,682	9.3	62,969	56,306	11.8
Assets of Discontinued Operations	-	1,542	n.m.	-	1,517	n.m.
Total Assets	$63,064	$59,224	6.5%	$62,969	$57,823	8.9%

Memo:
Average Earning Assets	$58,072	$52,922		$57,769	$51,827
Average Earning Assets Excluding Investment
Securities Unrealized Gains/Losses	$58,137	$53,010		$57,779	$51,888

AVG LIABILITIES & SHAREHOLDERS' EQUITY ($millions)
Deposits:
Noninterest Bearing	$5,909	$5,513	7.2%	$5,789	$5,438	6.4%
Bank Issued Interest Bearing Activity	14,178	13,819	2.6	14,635	13,359	9.6
Bank Issued Time	9,033	8,788	2.8	8,926	8,626	3.5
Total Bank Issued Deposits	29,120	28,120	3.6	29,350	27,423	7.0
Wholesale Deposits	10,568	6,724	57.2	9,476	6,453	46.9
Total Deposits	39,688	34,844	13.9	38,826	33,876	14.6
Short - Term Borrowings	6,415	4,491	42.8	6,543	4,346	50.5
Long - Term Borrowings	9,653	11,902	-18.9	9,770	11,823	-17.4
Other Liabilities	784	1,048	-25.3	992	1,062	-6.5
Liabilities of Discontinued Operations	-	178	n.m.	-	200	n.m.
Shareholders' Equity	6,524	6,761	-3.5	6,838	6,516	4.9
Total Liabilities & Shareholders' Equity	$63,064	$59,224	6.5%	$62,969	$57,823	8.9%

Memo:
Average Interest Bearing Liabilities	$49,847	$45,724		$49,350	$44,607

Marshall & Ilsley Corporation
Financial Information
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,		Percent	September 30,		Percent
	2008	2007	Change	2008	2007	Change
CREDIT QUALITY

Net Charge-Offs ($millions)	$152.3	$26.0	484.8%	$684.1	$64.3	963.4%
Net Charge-Offs / Average Loans & Leases	1.21%	0.23%		1.85%	0.20%
Loan and Lease Loss Reserve ($millions)	$1,031.5	$452.7	127.9%	$1,031.5	$452.7	127.9%
Loan and Lease Loss Reserve / Period-End Loans & Leases	2.05%	1.01%		2.05%	1.01%
Nonaccrual Loans & Leases ($millions)	$1,260.6	$445.8	182.8%	$1,260.6	$445.8	182.8%
Nonaccrual Loans & Leases / Period-End Loans & Leases	2.50%	0.99%		2.50%	0.99%
Loan and Lease Loss Reserve / Nonaccrual Loans & Leases	82%	102%		82%	102%
Non-Performing Loans & Leases (NPL) ($millions) (a)	$1,362.2	$453.6	200.3%	$1,362.2	$453.6	200.3%
NPL's / Period-End Loans & Leases (a)	2.70%	1.01%		2.70%	1.01%
Loan and Lease Loss Reserve / Non- Performing Loans & Leases (a)	76%	100%		76%	100%

MARGIN ANALYSIS (b)

Loans and Leases:
Commercial Loans & Leases	5.29%	7.61%		5.63%	7.60%
Commercial Real Estate	5.82	7.51		6.13	7.56
Residential Real Estate	5.72	7.14		6.06	7.25
Home Equity Loans and Lines	6.16	7.51		6.43	7.53
Personal Loans and Leases	6.16	7.71		6.49	7.79
Total Loans and Leases	5.68	7.47		6.00	7.51
Loan to Metavante	-	4.36		-	4.41
Investment Securities	4.62	5.27		4.81	5.32
Short - Term Investments	1.99	4.94		2.25	4.78
Interest Income (FTE) / Avg. Interest Earning Assets	5.51%	7.08%		5.81%	7.12%
Interest Bearing Deposits:
Bank Issued Interest Bearing Activity	1.33%	3.64%		1.74%	3.62%
Bank Issued Time	3.76	4.98		4.12	4.93
Total Bank Issued Deposits	2.28	4.16		2.64	4.14
Wholesale Deposits	3.05	5.16		3.38	5.12
Total Interest Bearing Deposits	2.52	4.39		2.85	4.36
Short - Term Borrowings	2.15	5.17		2.58	5.21
Long - Term Borrowings	4.51	5.09		4.67	5.05
Interest Expense / Avg. Interest Bearing Liabilities	2.86%	4.65%		3.18%	4.63%
Net Interest Margin(FTE) / Avg. Earning Assets	3.06%	3.07%		3.10%	3.14%
Interest Spread (FTE)	2.65%	2.43%		2.63%	2.49%

Notes:

(a)   Includes Loans past due 90 days or more.

(b)   Based on average balances excluding fair value adjustments for available for sale securities.